Exhibit 99.1

Franklin Financial Network Reports Second Quarter 2020 Results
Net Income $10.2 million, Diluted Earnings per share $0.66
Pre-Tax Pre-Provision Profit of $16.1 million, a 24.7% Year-Over-Year Increase
Strategic Merger with FB Financial Corporation Expected to Close in Third Quarter 2020
FRANKLIN, Tennessee, July 27, 2020 (BUSINESS WIRE) -- Franklin Financial Network, Inc. (the "Company") (NYSE: FSB), parent company of Franklin Synergy Bank (the "Bank"), reports net income of $10.2 million, or $0.66 per diluted common share, for the quarter-ended June 30, 2020, compared to net income of $5.2 million, or $0.34 per diluted common share, for the quarter-ended June 30, 2019. Pre-tax pre-provision profit was $16.1 million for the quarter-ended June 30, 2020, compared to $12.9 million for the quarter-ended June 30, 2019.
On a non-GAAP basis, net income excluding non-core revenues and non-core expenses (“core net income”) for the quarter-ended June 30, 2020 was $10.7 million, or $0.70 per diluted common share, compared to $5.2 million, or $0.34 per diluted common share, for the quarter-ended June 30, 2019. Core pre-tax pre-provision profit was $16.8 million for the quarter-ended June 30, 2020, an increase from $12.9 million in the quarter-ended June 30, 2019.
Chief Executive Officer, J. Myers Jones, III, stated, “Across our Company, at every level of our organization, I continue to be impressed and extremely proud of our Bank-wide team, that continues to perform with selflessness and unity as we navigate the challenges and new realities confronting our Company, community and society at-large. During this past quarter, our team has successfully executed our response to COVID-19, ensuring the safety and well-being of our employees and customers, fulfilled our role as trusted advisor and community pillar through the extension of $76.6 million of the Small Business Association ("SBA") Paycheck Protection Program (“PPP”) loans to our customers and continue to prepare for the closing and integration of our pending merger with our soon-to-be-partners at FirstBank.”
Jones continued, “Furthermore, we have continued to successfully operate our Company for the benefit of our shareholders as our team delivered a strong financial performance during this challenging quarter, highlighted by robust results from our mortgage group, net interest margin expansion and continued reduction of non-core assets and liabilities, all while continuing to strengthen our capital and loan loss reserve positions.”
Second Quarter Key Highlights
•Core net income increased to $10.7 million, or $0.70 per diluted common share for the quarter-ended June 30, 2020 compared to $5.2 million, or $0.34 per diluted common share for the quarter-ended June 30, 2019
•Core pre-tax pre-provision profit of $16.8 million, a 30.1% year-over-year increase
•Core deposit growth of $496.4 million, or 26.6% year-over-year and $124.1 million, or 22.9% linked-quarter annualized
•Sold the entirety of $76.6 million of SBA PPP loans originated to a third party at a minimal discount, recognized full loan fee amount of $1.5 million
•Net interest margin (“NIM”) expanded 24 bps to 3.26%; excluding PPP fee income impact NIM was 3.13%
•Record mortgage banking revenue of $8.7 million driven by robust origination and strong execution
•SNC portfolio year-over-year reduction of 56.9%, or $131.6 million, to a balance of $99.6 million, representing 3.6% of loans held for investment ("HFI")
•Securities to total assets declined to 13.3% as of June 30, 2020, down from 20.5% at June 30, 2019
•Tangible book value per share of $27.01, up 5.5% year-over-year; Tangible Common Equity / Tangible Assets of 10.7% at June 30, 2020, up from 10.1% at December 31, 2019 and 9.2% at June 30, 2019

COVID-19 Operational Highlights
•The Company continues to execute its business continuity plans and pandemic response plan, with 2/3 of branches currently being utilized per normal operating procedures and more than 50% of the Company’s employees continuing to operate remotely
•As of July 15, 2020, the Company had approximately 170 loans totaling approximately $380 million that were expected to remain on temporary loan payment deferral during the next 90 day period, and the Company had approximately 260 loans totaling approximately $350 million that were previously granted a temporary loan payment deferral and are expected to return to payment status during the third quarter of 2020. The Company continues to proactively engage and work with customers. For comparison purposes, the Company had approximately 350 loans totaling approximately $490 million that were on deferral as of April 30, 2020.

Performance Summary

	Reported GAAP Results			Non-GAAP "Core" Results(1)
(dollars in thousands, except share data and %)	2Q 2020	1Q 2020	2Q 2019	2Q 2020	1Q 2020	2Q 2019
Net Interest Income	$29,528	$27,464	$27,365	$27,897	$27,464	$27,365
Net Interest Margin (FTE)(2)	3.26%	3.02%	2.84%	3.26%	3.02%	2.84%
Provision for Loan Losses	$3,195	$13,022	$7,031	$3,195	$13,022	$7,031
Net Charge-offs / Average Loans	0.49%	2.85%	1.04%	0.49%	2.85%	1.04%
Noninterest Income	$10,555	$5,893	$4,923	$10,762	$4,913	$4,923
Noninterest Expense	$23,976	$22,421	$19,370	$21,859	$20,768	$19,370
Efficiency Ratio	59.8%	67.2%	60.0%	56.5%	64.1%	60.0%
Pre-tax Income	$12,912	$(2,086)	$5,887	$13,605	$(1,413)	$5,887
Net Income available to common shareholders(3)	$10,174	$(1,148)	$5,173	$10,686	$(651)	$5,173
Pre-tax pre-provision profit	$16,107	$10,936	$12,918	$16,800	$11,609	$12,918

Diluted EPS	$0.66	$(0.08)	$0.34	$0.70	$(0.04)	$0.34
Effective Tax Rate	21.14%	44.97%	11.99%	21.40%	53.94%	11.99%
Weighted Average Diluted Shares	15,271,414	15,321,476	14,894,140	15,271,414	15,321,476	14,894,140
Actual Shares Outstanding	14,937,776	14,859,704	14,628,287	14,937,776	14,859,704	14,628,287
Return on Average:
Assets	1.06%	(0.12)%	0.51%	1.11%	(0.07)%	0.51%
Equity	9.9%	(1.1)%	5.3%	10.5%	(0.6)%	5.3%
Tangible Common Equity	10.4%	(1.2)%	5.6%	10.9%	(0.7)%	5.6%

(1)Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Non-GAAP for 2Q20 excludes interest income - SBA PPP loans of $140, amortization loan fees SBA PPP loans of $1,491, gain on sales of securities of $166, loss on sales of loans of $143, merger related expenses of $1,540, and accrual for post-employment benefits of $577. Non-GAAP for 1Q2020 excludes gain on sales of securities of $1,396, loss on sales of loans of $416, and merger related expenses of $1,653. Non-GAAP for 2Q2019 excludes $598 employment related payroll adjustment expenses. See "GAAP reconciliation and use of non-GAAP financial measures" below for a discussion and reconciliation of non-GAAP financial measures.
(2)Interest income and rates include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis (FTE).
(3)Net income available to common shareholders includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the fourth quarter of 2019.
Balance Sheet
Loans HFI decreased $61.0 million, or 8.6% annualized from the first quarter of 2020, and decreased $85.7 million year-over-year, or 3.0%. This net loan decrease for the second quarter of 2020 was driven primarily by the continued reduction in the Institutional loan portfolio.

The Shared National Credit ("SNC") portfolio decreased to $99.6 million, representing a 56.9% year-over-year and 22.6% annualized linked-quarter decrease. This is the lowest SNC balance held by the Company during the last seven quarters, representing 3.6% of loans HFI, which is more than half of the Company’s concentration of 9.3% of loans HFI at the peak of the SNC portfolio at December 31, 2018.

Non-SNC loans decreased in the second quarter by $55.1 million representing an annualized decrease of 8.1% from the first quarter of 2020. Despite continued economic uncertainty, customer line of credit utilization did not change much during the second quarter of 2020, following approximately $32.0 million of line of credit utilization in the first quarter of 2020. Of the $727.0 million of unfunded commitments at June 30, 2020, the Company estimates approximately $294.3 million, or approximately 40.5%, are available to be drawn by customers without further approval by the Bank.

Total deposits increased by $5.8 million, or 0.7% annualized when compared to the first quarter of 2020. Total deposits decreased by $3.4 million, basically flat when compared to the second quarter of 2019. Core deposits increased by $175.8 million, or 32.4% annualized from the first quarter 2020, and increased by $496.4 million, or 26.6% from the second quarter of 2019. The increase in core deposits, and in particular in noninterest bearing deposits, has been driven by continued focus on customer deposit growth, as well as additional liquidity in the banking system due to the overall market and economic factors. As a result of the focused strategic loan reduction and core deposit emphasis, loans HFI decreased to 88.9% of total deposits at June 30, 2020, when compared with 91.0% at March 31, 2020, and with 91.5% at June 30, 2019.

As of June 30, 2020, securities totaled $503.9 million, which represents 13.3% of total assets. The Company has reduced its securities portfolio by a total of $896.1 million since its peak level of $1.4 billion at March 31, 2018, representing a reduction of 64.0% as part of the strategic rotation and optimization away from non-core assets and liabilities. Wholesale funding, represented by brokered deposits and FHLB advances, totaled $506.5 million, down $659.8 million from the December 31, 2018 peak of $1.2 billion, a 56.6% decline in the non-core wholesale funding portfolio.

Net Interest Income and Net Interest Margin (NIM)
Net interest income increased to $29.5 million, or 7.5%, for the second quarter of 2020 compared to $27.5 million during the first quarter of 2020, and increased 7.9% year-over-year. The increase in net interest income during the quarter was driven primarily by $1.5 million of accelerated loan fees due to the sale of approximately $76.6 million of PPP loans that occurred prior-to-quarter end.

NIM (tax-equivalent basis) was 3.26% for the three months ended June 30, 2020, a 24 basis point increase quarter-over-quarter, and a 42 basis point increase year-over-year, The current increase was primarily driven by the accelerated loan fees due to the PPP loan sale, which contributed 13 basis points to the NIM. Excluding the recognition of $1.5 million of PPP loan fees, NIM would have been 3.13%.

Noninterest Income and Expense
Total noninterest income was $10.6 million and $5.9 million for the second and first quarters of 2020, respectively. After non-core adjustments, core noninterest income was $10.8 million and $4.9 million for the second and first quarters of 2020, an increase of 118.6% on a year-over-year basis. Mortgage banking revenue of $8.7 million in the second quarter of 2020, which more than doubled from the second quarter of 2019, was the primary driver of the substantial increase in total noninterest income. The robust results from mortgage banking were driven by a combination of historically low interest rates, strong origination pipelines and teams, as well as outstanding secondary market execution and pricing.

Total noninterest expense was $24.0 million and $22.4 million during the first quarter of 2020 and fourth quarter of 2019, respectively. Core non-interest expense increased 21.1% during the second quarter of 2020 when adjusted for merger-related expenses of $1.5 million and post-employment and retirement expenses of $0.6 million compared to first quarter of 2020 when adjusted for merger-related expenses of $1.7 million. Core non-interest expense increased 12.8% year-over-year when compared to the second quarter of 2019 with no expense adjustments.

Asset Quality

Corporate and Healthcare Portfolios	2Q20	1Q20	4Q19	3Q19	2Q19
Corporate	$95,150	$102,370	$139,840	$133,386	$170,125
Portion SNC	34,912	36,011	59,339	58,544	112,756
Portion not SNC	60,238	66,359	80,501	74,842	57,369
Healthcare	262,417	306,343	289,703	273,106	329,818
Portion SNC	64,690	69,515	77,319	85,932	118,460
Portion not SNC	197,727	236,828	212,384	187,174	211,358
Total institutional	$357,567	$408,713	$429,543	$406,492	$499,943
Commercial and industrial	$519,040	$579,751	$580,696	$576,018	$666,025
% of Institutional within commercial and industrial	68.9%	70.5%	74.0%	70.6%	75.1%
Total SNC	$99,602	$105,526	$136,658	$144,476	$231,216
% of total loans HFI	3.6%	3.7%	4.9%	5.2%	8.0%

Institutional Loans Asset Quality	2Q20	1Q20	4Q19	3Q19	2Q19
Corporate loans	$95,150	$102,370	$139,840	$133,386	$170,125
Loans classified as criticized or worse	—	—	17,608	17,598	—
Loans criticized or worse as % corporate Loans	0.0%	0.0%	12.6%	13.2%	0.0%
Loans requiring specific reserve	$—	$—	$17,608	$—	$—
Specific reserve	—	—	13,894	—	—
Specific reserve as % of corporate loans requiring specific reserve	0.0%	0.0%	78.9%	0.0%	0.0%
Net charge-offs (1)	$—	$(20,428)	$—	$—	$—
Healthcare loans	262,417	306,343	289,703	273,106	329,818
Loans classified as criticized or worse	28,209	33,735	21,517	21,554	20,699
Loans criticized or worse as a % of healthcare loans	10.7%	11.0%	7.4%	7.9%	6.3%
Loans requiring specific reserve	$1,339	$6,592	$6,667	$—	$2,193
Specific reserve	1,339	6,544	6,763	—	2,193
Specific reserve as % of healthcare loans requiring specific reserve	100.0%	99.3%	0.0%	0.0%	100.0%
Net charge-offs	$(5,152)	$—	$—	$(1,691)	$(7,563)
Total Institutional Loans	$357,567	$408,713	$429,543	$406,492	$499,943
(1) Net charge-offs include approximately $2.9 million of demand deposit account (DDA) charge-offs for 1Q20.
In accordance with the CARES Act that was signed into law on March 27, 2020, the Company deferred implementation of CECL and thus elected to continue to utilize the incurred loss model ("ILM") to calculate loan loss reserves. The allowance for loan and lease losses ("ALLL") was $38.1 million representing 1.36% of total loans HFI at June 30, 2020 compared to $38.4 million (1.34% of loans HFI) at March 31, 2020 and $27.4 million (0.95% of total loans HFI) at June 30, 2019.

When combined with the cumulative $32.0 million in loan loss provisions recorded in the fourth quarter of 2019 and the first quarter of 2020, and netted against the cumulative $23.6 million in net charge-offs recorded in the fourth quarter of 2019 through the second quarter of 2020, the $3.2 million loan loss provision recorded for the second quarter of 2020 resulted in a net ALLL build of approximately $11.6 million, or an increase of approximately 43.9% since the third quarter of 2019.

As of June 30, 2020, the Company’s total nonperforming assets ("NPAs") were 0.65% of total assets, or $24.4 million, which represents a decrease of $3.0 million from March 31, 2020. The ALLL/NPAs coverage ratio was 1.56 at June 30, 2020, compared with the 1.40 coverage present at March 31, 2020. Criticized and classified assets were $50.7 million at June 30, 2020, representing 1.81% of loans HFI, a slight decrease from 1.86% of loans HFI at March 31, 2020, and December 31, 2019.

The Company reported no bank-owned real estate (OREO) at June 30, 2020.

Given the on-going and uncertain impact to the economy of the current COVID- 19 pandemic, the Company continues to monitor its portfolio as the potential exists for adverse events to impact credit quality trends.

Capital
Tangible common equity to tangible assets was 10.7% at June 30, 2020, compared with 10.1% and 9.2% at December 31, 2019, and June 30, 2019, respectively. The Company's tangible book value per share was $27.01 at June 30, 2020, compared to $25.61 at June 30, 2019, a 5.5% year-over-year increase.

Summary
Jones concluded, “I am proud and humbled to work with such a fine group of selfless professionals, as has been consistently demonstrated during the past year. We look forward to the conclusion of the current chapter of this wonderful franchise, with our sights set on the exciting future that lies before us with our new partners at FirstBank. We firmly believe that we will be better together with our focus continuing to be concentrated on our customers and our abilities being stronger than ever to meet their needs.”

WEBCAST AND CONFERENCE CALL INFORMATION
Due to the pending strategic merger with FB Financial Corporation, management will not conduct an earnings conference call or webcast.

ABOUT THE COMPANY
Franklin Financial Network, Inc. (NYSE: FSB) is a financial holding company headquartered in Franklin, Tennessee. The Company's wholly owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $3.8 billion at June 30, 2020, the Bank currently operates through 15 branches in the growing Williamson, Rutherford and Davidson Counties and one loan production/deposit production office in Wilson County, all within the Nashville metropolitan statistical area. Additional information about the Company, which is included in the NYSE Financial-100 Index, the FTSE Russell 2000 Index and the S&P SmallCap 600 Index, is available at www.FranklinSynergyBank.com.

Investor Relations Contact:
Chris Black
EVP, Chief Financial Officer
(615) 721-6096
chris.black@franklinsynergy.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Earnings Release contains forward-looking statements regarding, among other things, our anticipated financial and operating results, the transaction with FB Financial Corporation, and the COVID 19 pandemic. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our management's current assumptions, beliefs, and expectations. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective," "should," "hope," "pursue," "seek," and similar expressions are intended to identify forward-looking statements. While we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. Forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from the future results, performance, or achievements expressed in or implied by any forward-looking statement we make. Some of the relevant risks and uncertainties that could cause our actual performance to differ materially from the forward-looking statements contained in this Earnings Release are discussed below and under the heading "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 16, 2020 and our Quarterly Report on Form 10-Q filed with the SEC on May 7, 2020. We caution readers that these discussions of important risks and uncertainties are not exclusive, and our business may be subject to other risks and uncertainties which are not detailed there. Readers are cautioned not to place undue reliance on our forward-looking statements. We make forward-looking statements as of the date on which this Earnings Release is filed with the SEC, and we assume no obligation to update the forward-looking statements after the date hereof whether as a result of new information or events, changed circumstances, or otherwise, except as required by law.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
•the risk that the cost savings and any revenue synergies from the proposed merger with FB Financial Corporation may not be realized or may take longer than anticipated to be realized;
•disruption from the proposed merger with customer, supplier, or employee relationships;
•the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement with FB Financial Corporation;
•the failure to obtain necessary regulatory approvals for the proposed merger with FB Financial Corporation;
•the possibility that the costs, fees, expenses, and charges related to the proposed merger with FB Financial Corporation may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities;
•the failure of the conditions to the proposed merger to be satisfied;
•the risks related to the integration of the combined businesses (as well as FB Financial Corporation’s acquisition of FNB Financial Corp completed February 14, 2020, and any future acquisitions), including the risk that the integration will be materially delayed or will be more costly or difficult than expected;
•the diversion of management time on merger-related issues;
•the ability of FB Financial Corporation to effectively manage the larger and more complex operations of the combined company following the proposed merger with the Company;
•reputational risk and the reaction of the Company’s and FB Financial Corporation’s customers to the proposed merger;
•the risk of litigation or regulatory action related to the proposed merger;
•business and economic conditions nationally, regionally and in our target markets, particularly in Middle Tennessee and the geographic areas in which we operate;
•the concentration of our loan portfolio in real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate;
•the concentration of our business within our geographic areas of operation in Middle Tennessee;
•credit and lending risks associated with our commercial real estate, residential real estate, commercial and industrial, and construction and land development portfolios;

•adverse trends or events affecting business industry groups, reduction in real estate values or markets, business closings or layoffs, inclement weather, natural disasters, pandemic crises, and international instability;
•increased competition in the banking and mortgage banking industry, nationally, regionally and locally;
•our ability to execute our business strategy to achieve profitable growth;
•the dependence of our operating model on our ability to attract and retain experienced and talented bankers in each of our markets;
•risks that our cost of funding could increase, in the event we are unable to continue to attract stable, low-cost deposits and reduce our cost of deposits;
•our ability to increase our operating efficiency;
•failure to keep pace with technological change or difficulties when implementing new technologies;
•risks related to our acquisition, disposition, growth and other strategic opportunities and initiatives;
•negative impact on our mortgage banking services, including declines in our mortgage originations or profitability due to rising interest rates and increased competition and regulation;
•our ability to attract and maintain business banking relationships with well-qualified businesses, real estate developers and investors with proven track records in our market areas;
•our ability to attract sufficient loans that meet prudent credit standards, including in our commercial and industrial and commercial real estate loan categories;
•failure to maintain adequate liquidity and regulatory capital and comply with evolving federal and state banking regulations;
•inability of our risk management framework to effectively mitigate credit risk, interest rate risk, liquidity risk, price risk, compliance risk, operational risk, strategic risk and reputational risk;
•failure to develop new, and grow our existing, streams of non-interest income;
•our ability to maintain expenses in line with our current projections;
•our dependence on our management team and our ability to motivate and retain our management team;
•risks related to management transition;
•risks related to any future acquisitions, including failure to realize anticipated benefits from future acquisitions;
•inability to find acquisition candidates that will be accretive to our financial condition and results of operations;
•system failures, data security breaches (including as a result of cyber-attacks), or failures to prevent breaches of our network security;
•data processing system failures and errors;
•fraudulent and negligent acts by individuals and entities that are beyond our control;
•fluctuations in our market value and its impact on the securities held in our securities portfolio;
•changes in the level of nonperforming assets and other credit quality measures, and their impact on the adequacy of our allowance for loan losses;
•further deterioration in the credits that we are presently monitoring could result in future losses;
•the adequacy of our reserves (including allowance for loan losses) and the appropriateness of our methodology for calculating such reserves;
•the makeup of our asset mix and investments;
•our focus on small and mid-sized businesses;
•an inability to raise necessary capital to fund our growth strategy or operations, or to meet increased minimum regulatory capital levels;
•the sufficiency of our capital, including sources of such capital and the extent to which capital may be used or required;
•interest rate shifts and its impact on our financial condition and results of operation;
•the expenses that we incur to operate as a public company;
•the institution and outcome of litigation and other legal proceeding against us or to which we become subject;
•changes in accounting standards;
•the impact of recent and future legislative and regulatory changes;

•governmental monetary and fiscal policies;
•changes in the scope and cost of Federal Deposit Insurance Corporation, or FDIC, insurance and other coverage;
•future equity issuances under our Amended and Restated 2017 Omnibus Equity Incentive Plan and future sales of our common stock by us or our executive officers or directors;
•the continuation of the disruption to the global economy caused by COVID-19, which could affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for loan and lease losses, impair the collateral values, cause an outflow of deposits, result in lost revenue or additional expenses, result in goodwill impairment charges, and increase our cost of capital;
•natural or other disasters, acts of terrorism, widespread protests and civil unrest and pandemics, could have an adverse effect on us, including a material disruption of our operations or the ability or willingness of clients to access our products and services;
•widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties could adversely impact our financial condition and results of operations; and
•depressed market values for our stock and adverse economic conditions sustained over a period of time may require a write down to goodwill.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K filed March 16, 2020 with the SEC and our Quarterly Report on Form 10-Q filed with the SEC on May 7, 2020, as well as the section below entitled "Statement Regarding the Impact of the COVID-19 Pandemic." If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from our forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect the Company.

Statement Regarding the Impact of the COVID-19 Pandemic

The Company prioritizes the health and safety of its employees and customers, and it will continue to do so throughout the duration of the pandemic. At the same time, the Company remains focused on improving shareholder value, managing credit exposure, challenging expenses, enhancing the customer experience and supporting the communities it serves.
Through this earnings release, the Company has sought to describe the historical and future impact of the COVID-19 pandemic on the Company's operations, including the discussions of our loan portfolio and credit quality. Although the Company believes that the statements that pertain to future events, results and trends and their impact on the Company's business are reasonable at the present time, those statements are not historical facts and are based upon current assumptions, expectations, estimates and projections, many of which, by their nature, are beyond the Company's control. Accordingly, all discussions regarding future events, results and trends and their impact on the Company's business, even in the near term, are necessarily uncertain given the fluid and evolving nature of the pandemic.
If the health, logistical or economic effects of the pandemic worsen, or if the assumptions, expectations, estimates or projections that underlie the Company's statements regarding future effects or trends prove to be incorrect, then the Company's operations may be materially and adversely impacted in ways that the Company cannot reasonably forecast.
Therefore, when reading this earnings release, undue reliance should not be placed upon any statement pertaining to future events, results and trends and their impact on the Company's business in future periods.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
Some of the financial data included in this earnings release and our selected historical consolidated financial information are not measures of financial performance recognized by GAAP. Our management uses these non-GAAP financial measures in its analysis of our performance:
•"Common equity" is defined as total shareholders' equity at end of period less the liquidation preference value of the preferred stock;
•"Tangible common equity" is common equity less goodwill and other intangible assets;
•"Total tangible assets" is defined as total assets less goodwill and other intangible assets;
•"Other intangible assets" is defined as the sum of core deposit intangible assets and SBA servicing rights;
•"Tangible book value per share" is defined as tangible common equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets;
•"Tangible common equity ratio" is defined as the ratio of tangible common equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets;
•"Core Return on Average Tangible Common Equity" is defined as annualized core net income available to common shareholders divided by average tangible common equity;
•"Core Efficiency Ratio" is defined as noninterest expense divided by our operating revenue, which is equal to net interest income plus noninterest income with all adjusted to certain one-time expenses;
•"Core Diluted Earnings Per Share" is defined as reported earnings per share adjusted for certain one-time expenses;
•"Core Interest Income" is defined as interest income adjusted for certain one-time items;
•"Core Net Interest Income" is defined as net interest income adjusted for certain one-time items;
•"Core NonInterest Income" is defined as noninterest income adjusted for certain one-time items;
•"Core NonInterest Expense" is defined as noninterest expense adjusted for certain one-time items;
•"Core Compensation Expense" is defined as compensation expense adjusted for certain one-time items;
•"Core Net Income" is defined as "Net Income Available to Common Shareholders" adjusted for certain one-time items;
•"Pre-tax core net income" is defined as pre-tax net income adjusted for certain one-time noninterest income and noninterest expense items; and
•"Pre-tax pre-provision core profit" is defined as pre-tax core net income and provision for loan losses.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use.

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Statement of Income Data
Total interest income	$39,814	$41,607	$43,185	$46,531	$47,453
Total interest expense	10,286	14,143	15,072	18,269	20,088
Net interest income	29,528	27,464	28,113	28,262	27,365
Provision for loan losses	3,195	13,022	18,961	1,000	7,031
Total noninterest income	10,555	5,893	4,573	4,793	4,923
Total noninterest expense	23,976	22,421	21,279	18,614	19,370
Net income before income taxes	12,912	(2,086)	(7,554)	13,441	5,887
Income tax expense	2,730	(938)	(2,970)	2,117	706
Net income available to common shareholders (a)	$10,174	$(1,148)	$(4,592)	$11,324	$5,173
Pre-tax pre-provision profit	$16,107	$10,936	$11,407	$14,441	$12,918
Net interest income (tax-equivalent basis)	$30,028	$28,000	$28,778	$28,808	$27,921
Core net income* (a)	$10,686	$(651)	$(4,102)	$10,926	$5,173
Per Common Share
Diluted net income	$0.66	$(0.08)	$(0.31)	$0.75	$0.34
Core diluted net income *	0.70	(0.04)	(0.27)	0.72	0.34
Book value	28.25	27.51	27.68	27.89	26.90
Tangible book value*	27.01	26.26	26.43	26.61	25.61
Weighted average number of shares-diluted	15,271,414	15,321,476	15,126,270	14,991,363	14,894,140
Period-end number of shares	14,937,776	14,859,704	14,821,594	14,636,484	14,628,287
Selected Balance Sheet Data
Cash and due from banks	$236,775	$173,482	$234,991	$178,747	$150,721
Securities available-for-sale, at fair value	503,877	543,225	652,132	612,371	715,132
Securities held to maturity	—	—	—	—	118,963
Loans held for sale, at fair value	61,142	42,682	43,162	56,570	27,093
Loans held for investment	2,794,768	2,855,768	2,812,444	2,796,233	2,880,433
Allowance for loan losses	(38,100)	(38,403)	(45,436)	(26,474)	(27,443)
Total assets	3,775,741	3,791,601	3,896,162	3,818,324	4,071,971
Retail and other deposits	1,928,940	1,726,087	1,706,699	1,756,558	1,530,722
Local Government deposits	229,685	328,169	386,903	349,535	480,206
Brokered deposits	406,459	534,375	632,241	589,482	699,195
Reciprocal deposits	578,175	548,840	481,741	366,375	436,522
Total deposits	3,143,259	3,137,471	3,207,584	3,061,950	3,146,645
Borrowings	158,961	193,916	213,872	278,827	455,282
Total shareholders' equity	421,970	408,755	410,333	408,168	393,516
Total equity	422,063	408,848	410,426	408,261	393,609
Selected Ratios
Return on average:
Assets	1.06%	(0.12)%	(0.48)%	1.12%	0.51%
Shareholders' equity	9.9%	(1.1)%	(4.4)%	11.3%	5.3%
Tangible common equity*	10.4%	(1.2)%	(4.6)%	11.8%	5.6%
Average shareholders' equity to average assets	10.6%	10.7%	10.9%	10.0%	9.5%
Net interest margin (NIM) (tax-equivalent basis)	3.26%	3.02%	3.13%	2.98%	2.84%
Efficiency ratio (GAAP)	59.8%	67.2%	65.1%	56.3%	60.0%
Core efficiency ratio (tax-equivalent basis)*	56.5%	64.1%	63.3%	58.1%	60.0%
Loans held for investment to deposit ratio	88.9%	91.0%	87.7%	91.3%	91.5%
Total loans to deposit ratio	90.9%	92.4%	89.0%	93.2%	92.4%
Yield on interest-earning assets	4.38%	4.55%	4.76%	4.87%	4.89%
Cost of interest-bearing liabilities	1.40%	1.85%	2.00%	2.26%	2.41%
Cost of total deposits	1.12%	1.53%	1.65%	1.91%	2.07%
Credit Quality Ratios
Allowance for loan losses as a percentage of loans held for investment (c)	1.36%	1.34%	1.62%	0.95%	0.95%
Net charge-offs (recoveries) as a percentage of average loans held for investment(b)	0.49%	2.85%	—%	0.27%	1.04%
Nonperforming loans held for investment as a percentage of total loans held for investments	0.87%	0.96%	0.98%	0.11%	0.16%
Nonperforming assets as a percentage of total assets	0.65%	0.72%	0.71%	0.08%	0.12%
Criticized and classified assets as a percentage of loans held for investment	1.81%	1.86%	1.86%	2.95%	2.01%
Preliminary capital ratios (Consolidated)
Shareholders' equity to assets	11.2%	10.8%	10.5%	10.7%	9.7%
Tangible common equity to tangible assets*	10.7%	10.3%	10.1%	10.2%	9.2%
Tier 1 capital (to average assets)	10.4%	10.1%	10.3%	9.8%	9.2%
Tier 1 capital (to risk-weighted assets)	12.5%	12.0%	11.9%	12.0%	11.2%
Total capital (to risk-weighted assets)	15.5%	15.0%	15.0%	14.7%	13.7%
Common Equity Tier 1 (to risk-weighted assets) (CET1)	12.5%	12.0%	11.9%	12.0%	11.2%

*These measures are considered non-GAAP financial measures. See "GAAP Reconciliation and Use of Non-GAAP Financial Measures" and the corresponding financial tables below for reconciliations of these Non-GAAP measures.
(a) - Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second and fourth quarters.
(b) - annualized
(c) - In accordance with the CARES Act passed in March 2020, the Company deferred the implementation of the current expected credit loss (CECL) methodology, and as such, ALLL/provision should not be compared to those under a different accounting method (e.g.CECL)

Consolidated Statements of Income
(Unaudited)
(In Thousands, Except Share Data and %)

						Q2 2020 vs.	Q2 2020 vs.
	2020		2019			Q1 2020 Percent	Q2 2019 Percent
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	Variance	Variance
Interest income:
Loans, including fees	$36,623	$37,038	$38,567	$40,118	$40,202	(1.1)%	(8.9)%
Securities
Taxable	1,700	2,424	2,639	3,815	4,614	(29.9)%	(63.2)%
Tax-exempt	1,219	1,383	1,208	1,471	1,410	(11.9)%	(13.5)%
Dividends on restricted equity securities	220	162	238	291	350	35.8%	(37.1)%
Federal funds sold and other	52	600	533	836	877	(91.3)%	(94.1)%
Total interest income	39,814	41,607	43,185	46,531	47,453	(4.3)%	(16.1)%
Interest expense:
Deposits	8,929	12,246	12,609	15,020	16,679	(27.1)%	(46.5)%
Federal funds purchased and repurchase agreements	1	14	79	49	90	(92.9)%	(98.9)%
Federal Home Loan Bank advances and other	274	801	1,302	2,118	2,237	(65.8)%	(87.8)%
Subordinated notes	1,082	1,082	1,082	1,082	1,082	0.0%	0.0%
Total interest expense	10,286	14,143	15,072	18,269	20,088	(27.3)%	(48.8)%
Net interest income	29,528	27,464	28,113	28,262	27,365	7.5%	7.9%
Provision for loan losses	3,195	13,022	18,961	1,000	7,031	(75.5)%	(54.6)%
Net interest income after provision	26,333	14,442	9,152	27,262	20,334	82.3%	29.5%
Noninterest income:
Service charges on deposit accounts	74	92	83	83	77	(19.57)%	(3.9)%
Other service charges and fees	1,397	897	995	1,069	903	55.7%	54.7%
Mortgage banking revenue	8,688	2,685	2,307	2,702	2,473	223.6%	251.3%
Wealth management	702	814	813	767	673	(13.8)%	4.3%
Gain on sales and calls of securities	166	1,396	34	1,493	367	(88.1)%	(54.8)%
Net (loss) gain on sale of loans	(372)	(416)	(31)	(1,758)	3	(10.6)%	NM
Net gain on foreclosed assets	5	2	(2)	2	3	150.0%	66.7%
Other income	(105)	423	374	435	424	(124.8)%	(124.8)%
Total noninterest income	10,555	5,893	4,573	4,793	4,923	79.1%	114.4%
Total revenue	40,083	33,357	32,686	33,055	32,288	20.2%	24.1%
Noninterest expenses:
Salaries and employee benefits	14,762	12,580	13,073	11,632	11,365	17.3%	29.9%
Occupancy and equipment expense	2,832	3,086	3,313	3,360	3,283	(8.2)%	(13.7)%
FDIC assessment expense	900	450	550	(357)	660	100.0%	36.4%
Marketing expense	133	245	254	315	301	(45.7)%	(55.8)%
Professional fees	2,345	3,068	1,242	1,118	1,073	(23.6)%	118.5%
Amortization of core deposit intangible	82	94	107	120	132	(12.8)%	(37.9)%
Other expense	2,922	2,898	2,740	2,426	2,556	0.8%	14.3%
Total noninterest expense	23,976	22,421	21,279	18,614	19,370	6.9%	23.8%
Net income before income taxes	12,912	(2,086)	(7,554)	13,441	5,887	(719.0)%	119.3%
Income tax expense	2,730	(938)	(2,970)	2,117	706	(391.0)%	286.7%
Net income	$10,182	$(1,148)	$(4,584)	$11,324	$5,181	(986.9)%	96.5%
Earnings attributable to noncontrolling interest	(8)	—	(8)	—	(8)	0.00%	0.00%
Net income available to common shareholders (a)	$10,174	$(1,148)	$(4,592)	$11,324	$5,173	(986.2)%	96.7%
Weighted average common shares outstanding:
Basic	14,864,794	14,758,960	14,649,906	14,530,586	14,482,344
Fully diluted	15,271,414	15,321,476	15,126,270	14,991,363	14,894,140
Earnings per share
Basic	$0.68	$(0.08)	$(0.31)	$0.77	$0.35
Fully diluted	$0.66	$(0.08)	$(0.31)	$0.75	$0.34
Dividend per share	$0.06	$0.06	$0.06	$0.04	$0.04
(a) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second and fourth quarters.

Consolidated Balance Sheets
(Unaudited)
(In Thousands, Except %)

						Q2 2020 vs.	Q2 2020 vs.
	2020		2019			Q1 2020 Percent	Q2 2019 Percent
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	Annualized Variance	Percent Variance
ASSETS
Cash and due from banks	$236,775	$173,482	$234,991	$178,747	$150,721	146.7%	57.1%
Certificates of deposit at other financial institutions	3,506	3,345	3,590	3,590	3,840	19.4%	(8.7)%
Securities available for sale, fair value	503,877	543,225	652,132	612,371	715,132	(29.1)%	(29.5)%
Securities held to maturity	—	—	—	—	118,963	0.0%	(100.0)%
Loans held for sale, at fair value	61,142	42,682	43,162	56,570	27,093	174.0%	125.7%
Loans held for investment	2,794,768	2,855,768	2,812,444	2,796,233	2,880,433	(8.6)%	(3.0)%
Allowance for loan losses	(38,100)	(38,403)	(45,436)	(26,474)	(27,443)	(3.2)%	38.8%
Net loans	2,756,668	2,817,365	2,767,008	2,769,759	2,852,990	(8.7)%	(3.4)%
Restricted equity securities, at cost	24,110	24,844	24,802	24,764	24,524	(11.9)%	(1.7)%
Premises and equipment, net	47,305	48,470	12,141	12,449	12,948	(9.7)%	265.3%
Accrued interest receivable	18,576	12,043	12,362	12,077	14,281	218.2%	30.1%
Bank owned life insurance	57,432	57,082	56,726	56,366	55,989	2.5%	2.6%
Deferred tax asset, net	10,093	12,846	14,229	10,297	10,451	(86.2)%	(3.4)%
Servicing rights, net	4,035	3,057	3,246	3,128	3,299	128.7%	22.3%
Goodwill	18,176	18,176	18,176	18,176	18,176	0.0%	0.0%
Core deposit intangible asset	271	354	448	556	675	(94.3)%	(59.9)%
Other assets	33,775	34,630	53,149	59,474	62,889	(9.9)%	(46.3)%
Total assets	$3,775,741	$3,791,601	$3,896,162	$3,818,324	$4,071,971	(1.7)%	(7.3)%
LIABILITIES AND EQUITY
Liabilities:
Demand deposits
Noninterest-bearing	$483,445	$387,195	$319,373	$346,441	$334,802	100.0%	44.4%
Interest-bearing	2,659,814	2,750,276	2,888,211	2,715,509	2,811,843	(13.2)%	(5.4)%
Total deposits	3,143,259	3,137,471	3,207,584	3,061,950	3,146,645	0.7%	(0.1)%
Federal Home Loan Bank advances	100,000	135,000	155,000	220,000	396,500	(104.3)%	(74.8)%
Subordinated notes, net	58,961	58,916	58,872	58,827	58,782	0.3%	0.3%
Accrued interest payable	2,711	3,179	4,201	3,932	4,312	(59.2)%	(37.1)%
Other liabilities	48,747	48,187	60,079	65,354	72,123	4.7%	(32.4)%
Total liabilities	3,353,678	3,382,753	3,485,736	3,410,063	3,678,362	(3.5)%	(8.8)%
Shareholders' equity:
Common stock	279,232	277,341	275,412	269,842	268,505	2.7%	4.0%
Retained earnings	140,339	131,061	133,102	138,579	127,840	28.5%	9.8%
Accumulated other comprehensive gain/(loss), net	2,399	353	1,819	(253)	(2,829)	NM	(184.8)%
Total shareholders' equity	421,970	408,755	410,333	408,168	393,516	13.0%	7.2%
Noncontrolling interest in consolidated	93	93	93	93	93	0.0%	0.0%
Total equity	422,063	408,848	410,426	408,261	393,609	13.0%	7.2%
Total liabilities and equity	$3,775,741	$3,791,601	$3,896,162	$3,818,324	$4,071,971	(1.7)%	(7.3)%

Average Balance, Average Yield Earned and Average Rate Paid (7)
For the Periods Ended
(Unaudited)
(In Thousands, Except %)

	Three Months Ended June 30, 2020			Three Months Ended March 31, 2020
	Average balances	Interest income/ expense	Average yield/ rate	Average balances	Interest income/ expense	Average yield/ rate
Interest-earning assets:
Loans(1)(6)	$2,870,460	$36,401	5.10%	$2,834,437	$36,707	5.21%
Loans held for sale	48,899	290	2.39%	36,668	379	4.16%
Securities:
Taxable	299,546	1,700	2.28%	399,135	2,424	2.44%
Tax-Exempt (6)	227,039	1,651	2.92%	221,190	1,872	3.40%
Restricted equity securities	24,675	219	3.57%	24,824	162	2.62%
Total Securities	551,260	3,570	2.60%	645,149	4,458	2.78%
Certificates of deposit at other financial institutions	3,445	20	2.33%	3,426	20	2.35%
Fed funds sold and other (2)	227,451	33	0.06%	207,164	579	1.12%
Total interest earning assets	3,701,515	40,314	4.38%	3,726,844	42,143	4.55%
Noninterest Earning Assets:
Allowance for loan losses	(38,211)			(45,100)
Other assets	205,647			198,380
Total noninterest earning assets	167,436			153,280
Total assets	$3,868,951			$3,880,124
Interest-bearing liabilities:
Interest bearing deposits:
Interest Checking	$800,030	$1,913	0.96%	$877,751	$3,400	1.56%
Money market	1,328,548	3,758	1.14%	1,241,087	4,930	1.60%
Savings deposits	42,662	29	0.27%	40,055	27	0.27%
Time deposits	567,477	3,229	2.29%	718,294	3,889	2.18%
Total interest bearing deposits	2,738,717	8,929	1.31%	2,877,187	12,246	1.71%
Other interest-bearing liabilities:
FHLB advances and other (8)	141,333	265	0.75%	137,319	801	2.35%
Federal funds purchased and other (3)	11,124	10	0.36%	2,876	14	1.96%
Subordinated notes	58,932	1,082	7.38%	58,887	1,082	7.39%
Total other interest-bearing liabilities	211,389	1,357	2.58%	199,082	1,897	3.83%
Total Interest-bearing liabilities	2,950,106	10,286	1.40%	3,076,269	14,143	1.85%
Noninterest bearing liabilities:
Demand deposits	455,540			333,883
Other liabilities	51,943			53,454
Total noninterest-bearing liabilities	507,483			387,337
Total liabilities	3,457,589			3,463,606
Equity	411,362			416,518
Total liabilities and equity	$3,868,951			$3,880,124
Net interest income		$30,028			$28,000
Interest rate spread (4)			2.98%			2.70%
Net interest margin (5)			3.26%			3.02%
Cost of total deposits			1.12%			1.53%
Average interest-earning assets to average interest-bearing liabilities			125.47%			121.15%
Tax equivalent adjustment		$500			$536
Loan yield components:
Contractual interest rate on loans held for investment (1)		$33,332	4.67%		$34,973	4.96%
Origination and other loan fee income		3,008	0.42%		1,626	0.23%
Accretion on purchased loans		61	0.01%		108	0.02%
Nonaccrual interest collections		—	0.00%		—	0.00%
Total loan yield		$36,401	5.10%		$36,707	5.21%

(1) Loan balances are net of deferred origination fees and costs. Nonaccrual loans are included in total loan balances.
(2) Includes federal funds sold and capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3) Includes repurchase agreements and other borrowings from the Federal Reserve Bank.
(4) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5) Represents net interest income (annualized) divided by total average earning assets.
(6) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax-exempt interest income on tax exempt loans and investment securities to a fully taxable basis.
(7) Average balances are average daily balances.
(8) Includes finance lease.

Average Balance, Average Yield Earned and Average Rate Paid (7)
For the Quarters Ended
(Unaudited)
(In Thousands, Except %)

	Three Months Ended December 31, 2019			Three Months Ended September 30, 2019			Three Months Ended June 30, 2019
	Average balances	Interest income/expense	Average yield/rate	Average balances	Interest income/expense	Average yield/rate	Average balances	Interest income/expense	Average yield/rate
Interest-earning assets:
Loans held for investment(1)(6)	$2,827,590	$38,510	5.40%	$2,848,888	$39,926	5.56%	$2,858,948	$40,003	5.61%
Loans held for sale	27,131	211	3.09%	22,048	217	3.90%	23,883	256	4.30%
Securities:
Taxable	438,494	2,639	2.39%	570,891	3,815	2.65%	673,386	4,614	2.75%
Tax-Exempt (6)	189,091	1,636	3.43%	209,442	1,991	3.77%	208,417	1,909	3.67%
Restricted equity securities	24,784	241	3.86%	24,676	292	4.69%	24,331	350	5.77%
Total Securities	652,369	4,516	2.75%	805,009	6,098	3.01%	906,134	6,873	3.04%
Certificates of deposit at other financial institutions	3,590	21	2.32%	3,628	22	2.41%	3,759	22	2.35%
Fed funds sold and other (2)	141,199	592	1.66%	158,618	814	2.04%	147,542	855	2.32%
Total interest earning assets	3,651,879	43,850	4.76%	3,838,191	47,077	4.87%	3,940,266	48,009	4.89%
Noninterest Earning Assets:
Provision for loan losses	(26,844)			(27,364)			(28,007)
Other assets	183,123			188,520			192,843
Total noninterest earning assets	156,279			161,156			164,836
Total assets	$3,808,158			$3,999,347			$4,105,102
Interest-bearing liabilities:
Interest bearing deposits:
Interest Checking	$676,909	$2,818	1.65%	$712,992	$3,536	1.97%	$816,429	$4,357	2.14%
Money market	1,208,200	5,305	1.74%	1,112,573	5,815	2.07%	1,026,200	6,103	2.39%
Savings deposits	38,778	27	0.28%	38,952	27	0.28%	38,882	27	0.28%
Time deposits	770,464	4,459	2.30%	928,571	5,642	2.41%	1,036,904	6,192	2.40%
Total interest bearing deposits	2,694,351	12,609	1.86%	2,793,088	15,020	2.13%	2,918,415	16,679	2.29%
Other interest-bearing liabilities:
FHLB advances(8)	225,125	1,302	2.29%	343,419	2,118	2.45%	349,615	2,237	2.57%
Federal funds purchased and other (3)	14,985	79	2.09%	7,170	49	2.71%	13,249	90	2.72%
Subordinated notes, net	58,842	1,082	7.30%	58,798	1,082	7.30%	58,754	1,082	7.39%
Total other interest-bearing liabilities	298,952	2,463	3.27%	409,387	3,249	3.15%	421,618	3,409	3.24%
Total Interest-bearing liabilities	2,993,303	15,072	2.00%	3,202,475	18,269	2.26%	3,340,033	20,088	2.41%
Noninterest bearing liabilities:
Demand deposits	334,840			329,620			313,104
Other liabilities	65,764			68,156			63,505
Total noninterest-bearing liabilities	400,604			397,776			376,609
Total liabilities	3,393,907			3,600,251			3,716,642
Equity	414,251			399,096			388,460
Total liabilities and equity	$3,808,158			$3,999,347			$4,105,102
Net interest income		$28,778			$28,808			$27,921
Interest rate spread (4)			2.76%			2.61%			2.48%
Net interest margin (5)			3.13%			2.98%			2.84%
Cost of total deposits			1.65%			1.91%			2.07%
Average interest-earning assets to average interest-bearing liabilities			122.00%			119.85%			117.97%
Tax equivalent adjustment		$665			$546			$556
Loan yield components:
Contractual interest rate on loans held for investment (1)		$36,568	5.13%		$37,908	5.28%		$37,925	5.32%
Origination and other loan fee income		1,696	0.24%		1,895	0.26%		1,904	0.27%
Accretion on purchased loans		229	0.03%		123	0.02%		174	0.02%
Nonaccrual interest collections		—	0.00%		—	0.00%		—	—%
Total loan yield		$38,493	5.40%		$39,926	5.56%		$40,003	5.61%

(1) Loan balances are net of deferred origination fees and costs. Nonaccrual loans are included in total loan balances.
(2) Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Reserve Bank and the Federal Home Loan Bank.
(3) Includes repurchase agreements and other borrowings from the Federal Reserve Bank.
(4) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5) Represents net interest income (annualized) divided by total average earning assets.
(6) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax-exempt interest income on tax exempt loans and investment securities to a fully taxable basis.
(7) Average balances are average daily balances.
(8) Includes finance lease.

Loan Portfolio and Asset Quality
For the Quarters Ended
(Unaudited)
(In Thousands, Except %)

	2020				2019
	June 30,	% of Total	March 31,	% of Total	December 31,	% of Total	September 30,	% of Total	June 30,	% of Total
Loan portfolio
Commercial and industrial	$519,040	18.57%	$579,751	20.30%	$580,696	20.65%	$576,018	20.60%	$666,025	23.12%
Construction and land development	643,704	23.03%	625,411	21.90%	589,800	20.97%	596,459	21.33%	582,715	20.23%
Commercial real estate:
Nonfarm, nonresidential	967,967	34.63%	953,490	33.39%	942,190	33.50%	911,205	32.59%	893,085	31.01%
Other	47,466	1.70%	42,516	1.49%	49,793	1.77%	32,466	1.16%	37,789	1.31%
Residential real estate:
Closed-end 1-to-4 family	425,626	15.23%	457,571	16.02%	456,972	16.25%	477,789	17.09%	497,838	17.28%
Other	187,377	6.71%	192,557	6.74%	188,204	6.69%	196,322	7.02%	198,016	6.87%
Consumer and other	3,588	0.13%	4,472	0.16%	4,789	0.17%	5,974	0.21%	4,965	0.17%
Total loans held for investment	$2,794,768	100.00%	$2,855,768	100.00%	$2,812,444	100.00%	$2,796,233	100.00%	$2,880,433	100.00%
Allowance for loan losses roll forward summary
Allowance for loan losses at the beginning of the period	$38,403		$45,436		$26,474		$27,443		$27,857
Charge-offs	(5,166)		(20,530)		(191)		(2,021)		(7,592)
Recoveries	1,668		475		192		52		147
Provision for Loan losses	3,195		13,022		18,961		1,000		7,031
Allowance for loan losses at the end of the period	$38,100		$38,403		$45,436		$26,474		$27,443
Allowance for loan losses as a percentage of total loans held for investment	1.36%		1.34%		1.62%		0.95%		0.95%
Charge-offs
Commercial and industrial	$(5,163)		$(20,501)		$(160)		$(1,935)		$(7,563)
Residential real estate	—		(8)		(9)		—		—
Construction and land development	—		—		—		(59)		—
Consumer and other	(3)		(21)		(22)		(27)		(29)
Total Charge-offs	$(5,166)		$(20,530)		$(191)		$(2,021)		$(7,592)
Recoveries
Commercial and industrial	$1,662		$468		$185		$30		$70
Residential real estate	—		1		—		—		16
Consumer and other	6		6		7		22		61
Total Recoveries	$1,668		$475		$192		$52		$147
Net (charge-offs) recoveries (c)	$(3,498)		$(20,055)		$1		$(1,969)		$(7,445)
Net charge-offs (recoveries) as a percentage of average total loans(b)	0.49%		2.85%		0.00%		0.27%		1.04%
Criticized and Classified
Loans classified as criticized	$8,336		$5,431		$3,013		$33,161		$29,876
Loans classified as substandard or worse	42,347		47,694		49,263		49,424		28,151
Total Loans Criticized and Classified	$50,683		$53,125		$52,276		$82,585		$58,027
Nonperforming assets(a)
Past due 90 days or more and accruing interest	$—		$—		$654		$79		$676
Nonaccrual	24,433		27,434		27,035		3,028		4,030
Total nonperforming loans held for investment	$24,433		$27,434		$27,689		$3,107		$4,706
Total nonperforming assets	$24,433		$27,434		$27,689		$3,107		$4,706
Total nonperforming loans as a percentage of loans held for investment	0.87%		0.96%		0.98%		0.11%		0.16%
Total nonperforming assets as a percentage of total assets	0.65%		0.72%		0.71%		0.08%		0.12%
Total accruing loans over 90 days delinquent as a percentage of total assets	0.00%		0.00%		0.02%		0.00%		0.02%
Loans restructured as troubled debt restructurings not in compliance with modified terms	$311		$311		$311		$313		$316
Loans restructured as troubled debt restructurings in compliance with modified terms	4,303		—		—		—		—
Total troubled debt restructurings	$4,614		$311		$311		$313		$316
Total troubled debt restructurings as a percentage of loans held for investment	0.17%		0.01%		0.01%		0.01%		0.01%

(a) Nonperforming assets exclude purchase credit impaired loans
(b) Annualized
(c) Net (charge-offs) and recoveries includes approximately $2.9 million of DDA charge-offs for 1Q20.

COVID-19 Potentially Impacted Industries
For the Quarter Ended June 30, 2020
(Unaudited)
(In Thousands, Except %)

Industries	Commercial and industrial	Commercial real estate owner occupied	Commercial real estate non-owner occupied other real estate	Total	% of Total Loans HFI
Retail	$5,390	$39,342	$208,419	$253,151	9.1%
Healthcare - institutional	262,417	—	—	262,417	9.4%
Healthcare non-institutional	21,354	10,900	50,705	82,959	3.0%
Total healthcare	283,771	10,900	50,705	345,376	12.4%
Hotels	371	4,293	139,215	143,879	5.1%
Restaurants	5,023	44,153	28,460	77,636	2.8%
Transportation and warehousing	19,558	1,087	6,591	27,236	1.0%
Total	$314,113	$99,775	$433,390	$847,278	30.3%

Risk Category	Retail	Healthcare - institutional	Healthcare non-institutional	Total Healthcare	Hotels	Restaurants	Transportation and warehousing
Pass	95.2%	87.0%	97.9%	89.6%	90.1%	92.0%	94.1%
Watch	1.8%	2.3%	2.1%	2.2%	9.9%	7.0%	5.9%
Special mention	1.6%	0.0%	0.0%	0.0%	0.0%	0.8%	0.0%
Substandard or worse	1.4%	10.7%	0.0%	8.2%	0.0%	0.2%	0.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Preliminary Capital Ratios
(Unaudited)
(In Thousands, Except %)

Computation of Tangible Common Equity to Tangible Assets:	June 30, 2020	December 31, 2019
Total Shareholders' Equity	$421,970	$410,333
Less:
Goodwill	18,176	18,176
Other intangibles	295	476
Tangible Common Equity	$403,499	$391,681

Total Assets	$3,775,741	$3,896,162
Less:
Goodwill	18,176	18,176
Other intangibles	295	476
Tangible Assets	$3,757,270	$3,877,510

Preliminary Total Risk-Weighted Assets	$3,193,323	$3,260,236

Total Common Equity to Total Assets	11.2%	10.5%
Tangible Common Equity to Tangible Assets	10.7%	10.1%

	June 30, 2020	December 31, 2019
Preliminary Regulatory Capital:
Common Equity Tier 1 Capital	$399,384	$388,199
Tier 1 Capital	399,384	388,199
Total Capital	496,529	487,966
Preliminary Regulatory Capital Ratios:
Common Equity Tier 1	12.5%	11.9%
Tier 1 Risk-Based	12.5%	11.9%
Total Risk-Based	15.5%	15.0%
Tier 1 Leverage	10.4%	10.3%

Non-GAAP Reconciliation
For the Years and Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
Core net income	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

Pre-tax net income	$12,912	$(2,086)	$(7,554)	$13,441	$5,887
Non-core items:
Interest income
Interest income SBA PPP loans	(140)	—	—	—	—
Amortization loan fees SBA PPP loans	(1,491)	—	—	—	—
Noninterest income
Gain on sales of securities	(166)	(1,396)	—	(1,493)	—
Loss on sales of loans	143	416	—	1,765	—
Loss on sale of SBA PPP loans	230	—	—	—	—
Noninterest expenses
Merger related expense	1,540	1,653	—	—	—
FDIC assessment credit	—	—	—	(757)	—
Employment related payroll adjustments	—	—	598	—	—
Accrual for post-employment benefits	577	—	—	—	—
Pre-tax core net income	$13,605	$(1,413)	$(6,956)	$12,956	$5,887
Pre-tax pre-provision core profit	$16,800	$11,609	$12,005	$13,956	$12,918

Pre-tax core net income	$13,605	$(1,413)	$(6,956)	$12,956	$5,887
Core income tax expense	2,911	(762)	(2,862)	2,030	706
Core net income	$10,694	$(651)	$(4,094)	$10,926	$5,181
Less: earnings attributable to noncontrolling interest	8	—	8	—	8
Core net income available to common shareholders	$10,686	$(651)	$(4,102)	$10,926	$5,173
Less: earnings allocated to participating securities	36	(3)	(67)	74	42
Core net income allocated to common shareholders	$10,650	$(648)	$(4,035)	$10,852	$5,131
Weighted average common shares outstanding fully diluted	15,271,414	15,321,476	15,126,270	14,991,363	14,894,140

Core diluted earnings per share
Diluted earnings per share	$0.66	$(0.08)	$(0.31)	$0.75	$0.34
Non-core items:
Interest income
Interest income SBA PPP loans	(0.01)	—	—	—	—
Amortization loan fees SBA PPP loans	(0.10)	—	—	—	—
Noninterest income
Gain on sales of securities	(0.01)	(0.09)	—	(0.10)	—
Loss on sales of loans	0.01	0.03	—	0.12	—
Loss on sale of SBA PPP loans	0.02	—	—	—	—
Noninterest expenses
Merger related expense	0.10	0.11	—	—	—
FDIC assessment credit	—	—	—	(0.04)	—
Employment related payroll adjustments	—	—	0.05	—	—
Accrual for post-employment benefits	0.04	—	—	—	—
Tax effect	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$—
Core diluted earnings per share(a)	$0.70	$(0.04)	$(0.27)	$0.72	$0.34
Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Non-GAAP for 2Q20 excludes interest income SBA PPP loans of $140, amortization loan fees SBA PPP loans of $1,491, gain on sales of securities of $166, loss on sales of loans of $143, merger related expenses of $1,540, and accrual for post-employment benefits of $577. Non-GAAP for 1Q20 excludes gain on sales of securities of $1,396, loss on sales of loans of $416, and merger related expenses of $1,653. See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.
(a) Quarterly rounding may vary from year-to-date totals.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
Core efficiency ratio	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Total noninterest expense	$23,976	$22,421	$21,279	$18,614	$19,370
Merger related expense	(1,540)	(1,653)	—	—	—
FDIC assessment credit	—	—	—	757	—
Employment related payroll adjustments	—	—	(598)	—	—
Post-employment and retirement expense	(577)	—	—	—	—
Core noninterest expense	$21,859	$20,768	$20,681	$19,371	$19,370
Total Interest income	$39,814	$41,607	$43,185	$46,531	$47,453
Interest income - PPP loans	$(140)	$—	$—	$—	$—
Amortization loan fees - PPP loans	$(1,491)	$—	$—	$—	$—
Core interest income	$38,183	$41,607	$43,185	$46,531	$47,453
Interest expense	$10,286	$14,143	$15,072	$18,269	$20,088
Core net interest income	$27,897	$27,464	$28,113	$28,262	$27,365
Total noninterest income	10,555	5,893	4,573	4,793	4,923
Gain on sales of securities	(166)	(1,396)	(1,493)	(1,493)	—
Loss on sales of loans	143	416	1,765	1,765	—
Loss on sale of PPP loans	230	—	—	—	—
Core noninterest income	$10,762	$4,913	$4,845	$5,065	$4,923
Core revenue	$38,659	$32,377	$32,958	$33,327	$32,288
Efficiency ratio (GAAP)(1)	59.8%	67.2%	65.1%	56.3%	60.0%
Core efficiency ratio	56.5%	64.1%	63.3%	58.1%	60.0%

(1) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total core revenue

	2020		2019
Tangible assets and equity	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Tangible Assets
Total assets	$3,775,741	$3,791,601	$3,896,162	$3,818,324	$4,071,971
Less goodwill	18,176	18,176	18,176	18,176	18,176
Less intangibles, net	295	379	476	587	709
Tangible assets	$3,757,270	$3,773,046	$3,877,510	$3,799,561	$4,053,086
Tangible Common Equity
Total shareholders' equity	$421,970	$408,755	$410,333	$408,168	$393,516
Less goodwill	18,176	18,176	18,176	18,176	18,176
Less intangibles, net	295	379	476	587	709
Tangible common equity	$403,499	$390,200	$391,681	$389,405	$374,631
Common shares outstanding	14,937,776	14,859,704	14,821,594	14,636,484	14,628,287
Book value per common share	$28.25	$27.51	$27.68	$27.89	$26.90
Tangible book value per common share	$27.01	$26.26	$26.43	$26.61	$25.61
Total shareholders' equity to total assets	11.2%	10.8%	10.5%	10.7%	9.7%
Tangible common equity to tangible assets	10.7%	10.3%	10.1%	10.2%	9.2%
Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Non-GAAP for 2Q20 excludes interest income SBA PPP loans of $140, amortization loan fees SBA PPP loans of $1,491, gain on sales of securities of $166, loss on sales of loans of $143, merger related expenses of $1,540, and accrual for post-employment benefits of $577. Non-GAAP for 1Q2020 excludes gain on sales of securities of $1,396, loss on sales of loans of $416, and merger related expenses of $1,653. Non-GAAP for 4Q2019 excludes $598 employment related payroll adjustment expenses. See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
Return on average tangible common equity	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Total average shareholders' equity	$411,362	$416,518	$414,251	$399,096	$388,460
Less average goodwill	18,176	18,176	18,176	18,176	18,176
Less intangibles, net	347	439	633	587	709
Average tangible common equity	$392,839	$397,903	$395,442	$380,333	$369,575
Net income available to common shareholders (1)	$10,174	$(1,148)	$(4,592)	$11,324	$5,173
Return on average tangible common equity	10.4%	(1.2)%	(4.6)%	11.8%	5.6%

	2020		2019
Core return on average tangible common equity	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Pre-tax net income	$12,912	$(2,086)	$(7,554)	$13,441	$5,887
Adjustments:
Add non-core items	693	673	598	(485)	—
Less core income tax expense	2,911	(762)	(2,862)	2,030	706
Core net income (2)	$10,694	$(651)	$(4,094)	$10,926	$5,181
Core return on average tangible common equity	10.9%	(0.7)%	(4.1)%	11.4%	5.6%

	2020		2019
Core return on average assets and equity	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Net income	$10,174	$(1,148)	$(4,592)	$11,324	$5,173
Average assets	3,868,951	3,880,124	3,808,158	3,999,347	4,105,102
Average equity	411,362	416,518	414,251	399,096	388,460
Return on average assets	1.06%	(0.12)%	(0.48)%	1.12%	0.51%
Return on average equity	9.9%	(1.1)%	(4.4)%	11.3%	5.3%
Core net income (2)	$10,694	$(651)	$(4,094)	$10,926	$5,181
Core return on average assets	1.11%	(0.07)%	(0.43)%	1.08%	0.51%
Core return on average equity	10.5%	(0.6)%	(3.9)%	10.9%	5.3%

	2020		2019
Core total revenue	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Net interest income	$29,528	$27,464	$28,113	$28,262	$27,365
Noninterest income	10,555	5,893	4,573	4,793	4,923
Adjustments
Interest income SBA PPP loans	(140)	—	—	—	—
Amortization loan fees SBA PPP loans	(1,491)	—	—	—	—
Gain on sales of securities	(166)	(1,396)	—	(1,493)	—
Loss on sales of loans	143	416	—	1,765	—
Loss on sale of SBA PPP loans	230	—	—	—	—
Core total revenue	$38,659	$32,377	$32,686	$33,327	$32,288
Annualized net income available to common shareholders (1)	$40,920	$(4,617)	$(18,218)	$44,927
Annualized core net income (2)	$43,011	$(2,618)	$(16,241)	$43,349

(1) Annualized net income available to common shareholders utilized in calculating year-to-date return on average tangible common equity.
(2) Annualized core net income utilized in calculating core return on average tangible common equity and core return on average assets and average equity.
Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Non-GAAP for 2Q20 excludes interest income SBA PPP loans of $140, amortization loan fees SBA PPP loans of $1,491, gain on sales of securities of $166, loss on sales of loans of $143, merger related expenses of $1,540, and accrual for post-employment benefits of $577. 1Q2020 excludes gain on sales of securities of $1,396, loss on sales of loans of $416, and merger related expenses of $1,653. Non-GAAP for 4Q2019 excludes $598 employment related payroll adjustment expenses. See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.